UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 10, 2010
Emisphere Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-17758	13-3306985

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

240 Cedar Knolls Road, Suite 200,	07927
Cedar Knolls, New Jersey

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	973-532-8000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
     On March 10, 2010, the Board of Directors (the “Board”) of Emisphere Technologies, Inc. (the “Company”), granted 300,000 options to purchase common stock, par value $0.01 per share, of the Company to Michael Novinski, as a special bonus in connection with Mr. Novinski’s performance as President and Chief Executive Officer of the Company during fiscal year 2009 (the “Option Grant”). The Option Grant was made under the Company’s 2007 Stock Award and Incentive Plan (the “2007 Plan”). The form of incentive stock option agreement issued to Mr. Novinski was previously filed as Exhibit 10.6 to the Company’s Form 10-Q, as filed with the Securities and Exchange Commission on May 7, 2007, and is incorporated herein by reference. The options subject to the Option Grant have an exercise price equal to the closing price for the Company’s common stock as listed on the Over the Counter Bulletin Board on March 10, 2010, and vest in equal installments of 100,000 options on the date of grant, on December 31, 2010 and on December 31, 2011.
     Also on March 10, 2010, the Board awarded a special cash bonus of $150,000 to Mr. Novinski, pursuant to the terms of Mr. Novinski’s employment agreement, in connection with Mr. Novinski’s performance as President and Chief Executive Officer of the Company during fiscal year 2009 (the “Bonus”). In light of the Company’s current liquidity constraints, the Board, with the consent of Mr. Novinski, agreed to defer the payment of the Bonus until a later date.

Item 9.01	Financial Statements and Exhibits
     (c) Exhibits.

10.1
Form of Incentive Stock Option Agreement under the 2007 Stock Award and Incentive Plan (incorporated by reference to Exhibit 10.6 of the Registrant’s Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on May 7, 2007).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.
March 12, 2010	By:	/s/ Michael R. Garone
		Name:	Michael R. Garone
		Title:	Chief Financial Officer

EXHIBIT INDEX

10.1
Form of Incentive Stock Option Agreement under the 2007 Stock Award and Incentive Plan (incorporated by reference to Exhibit 10.6 of the Registrant’s Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on May 7, 2007).